                                                      Exhibit (i)


                       SEWARD & KISSEL LLP
                     ONE BATTERY PARK PLAZA
                       NEW YORK, NY 10004

                    Telephone: (212) 574-1200
                    Facsimile: (212) 480-8421
                         www.sewkis.com


                                                 October 28, 1999


Alliance Capital Reserves
Alliance Government Reserves
Alliance Municipal Trust
    1345 Avenue of the Americas
    New York, New York 10105

Ladies and Gentlemen:

         We have acted as counsel for each of the business trusts named above (each, a "Company," and collectively, the "Companies") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an indefinite number of shares representing the beneficial interest in the Company, par value per share as set forth in the Company's Charter (the "Shares"). Each Company is a trust with transferable shares of the type commonly called a "Massachusetts business trust" and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. This opinion is rendered to each Company severally, and not to the Companies jointly, and relates to Shares of each class and portfolio being registered pursuant to the Post-Effective Amendment to the Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the "Commission") to become effective on November 1, 1999 pursuant to paragraph (b) of Rule 485 under the Securities Act (as so amended, the "Registration Statement") in which this letter is included as Exhibit (i).

         As counsel for a Company, we have participated in the preparation of each Company's Registration Statement. We have examined the Charter and By-laws of the Company and any amendments and supplements thereto and have relied upon a certificate of an Assistant Secretary of the Company certifying the resolutions of the Trustees of the Company authorizing the sale and issuance of the Shares. We have also examined and relied upon such records of the Company and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

         Based on such examination, we are of the opinion that the Shares to be offered for sale pursuant to the Registration Statement are duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and non-assessable Shares of the Company under the laws of the State of Massachusetts.

         Under Massachusetts law, shareholders of a trust could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Charter of each Trust disclaims shareholder liability for acts or obligations of the Trust and requires that the notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or its Trustees. The Charter of each Trust provides for indemnification out of the property of the Trust for all loss and expense of any shareholder held personally liable for the obligations of the Trust by reason of being or having been a shareholder of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations.

         We do not express an opinion with respect to any laws other than the laws of Massachusetts applicable the issuance of shares of beneficial interest in a domestic business trust. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Massachusetts or any other jurisdiction. Members of this firm are admitted to the bar in the State of New York and the District of Columbia.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information- -Counsel" in the Part B thereof. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                       Very truly yours,


                                       /s/ Seward & Kissel LLP
                                       _________________________
                                            Seward & Kissel LLP




                                2
00250122.AN1